Consent of Independent Certified Public Accountants

   We have issued our report dated June 16, 2000 accompanying the financial statements of Van Kampen Focus Portfolios, Series 151 as of April 30, 2000, and for the period then ended, contained in this Post-Effective Amendment No. 1 to Form S-6.

   We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                              Grant Thornton LLP

Chicago, Illinois
August 25, 2000